EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT is made effective as of the 26th day of February, 1998, by and between ELECTRONIC PAYMENT SERVICES, INC. (the "Company"), a Delaware corporation, and Ruth Ann Marshall ("Executive").
         WHEREAS the Company desires to retain Executive's services pursuant to the terms of a written agreement, and Executive desires to provide such services to the Company;
         NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows: 1. Employment. The Company hereby agrees to continue to employ Executive, and Executive hereby accepts such employment and agrees to perform Executive's duties and responsibilities, in accordance with the terms, conditions and provisions hereinafter set forth. 1.1. Employment Term. The term of this Agreement shall commence on February 26, 1998 (the "Effective Date") and shall continue for an indefinite period until terminated in accordance with
Section 5 or Section 6 hereof. The period commencing as of the Effective Date and ending on the date on which the term of Executive's employment under the Agreement shall terminate is hereinafter referred to as the "Employment Term".
         1.2. Duties and Responsibilities. Executive shall serve as Executive Vice President and Group Executive of the Company and in such other senior positions, if any, to which Executive may be appointed during the Employment Term. During the Employment Term, Executive shall perform all duties and accept all responsibilities incident to such positions as may be assigned to Executive by the Company's Board of Directors (the "Board") or the Company's Chief Executive Officer (the "CEO"). Executive shall have the authority and responsibility normally associated with such positions to which Executive may be assigned, subject to the control of the Board and the CEO.
         1.3. Extent of Service. During the Employment Term, Executive agrees to use Executive's best efforts to carry out Executive's duties and responsibilities under Section 1.2 hereof and, consistent with the other provisions of this Agreement, to devote substantially all Executive's business time, attention and energy thereto. Except as provided in Section 3 hereof, the foregoing shall not be construed as preventing Executive from making minority investments in other businesses or enterprises, from serving on corporate or other business entity boards of directors or from serving in any charitable or civic capacity provided that Executive agrees not to become engaged in any other business activity which, in the reasonable judgment of the Board or the CEO, is likely to interfere with Executive's ability to discharge Executive's duties and responsibilities to the Company.
         1.4. Base Salary. For all the services rendered by Executive hereunder, the Company shall pay Executive a base salary ("Base Salary"), commencing on the Effective Date, at the annual rate of $200,000, payable in installments at such times as the Company customarily pays its other senior level executives (but in any event no less often than monthly). Executive's Base Salary shall be reviewed annually for appropriate adjustment (but shall not be reduced below that in effect on the Effective Date without Executive's written consent) by the Board pursuant to its normal performance review policies for senior level executives.
         1.5. Retirement and Benefit Coverages. During the Employment Term, Executive shall be entitled to participate in all (a) employee pension and retirement plans and programs ("Retirement Plans") and (b) welfare benefit plans and programs ("Benefit Coverages"), in each case made available to the Company's senior level executives as a group or to its employees generally, as such Retirement Plans or Benefit Coverages may be in effect from time to time. Executive shall also be covered by an individual long-term disability insurance policy providing at least the level of coverage in effect for Executive on the Effective Date.
         1.6. Reimbursement of Expenses and Dues; Vacation. Executive shall be provided with reimbursement of expenses related to Executive's employment by the Company on a basis no less favorable than that which may be authorized from time to time for senior level executives as a group, and shall be entitled to annual vacation and holidays in accordance with the Company's normal personnel policies for senior level executives.
         1.7. Short-Term and Long-Term Incentive Compensation. Executive shall be entitled to participate in any short-term or long-term incentive compensation programs established by the Company for its senior level executives generally, depending upon achievement of certain individual or business performance objectives specified and approved by the Board (or a Committee thereof) in its sole discretion.
         2. Confidential Information. All work products of Executive's efforts on behalf of or in relation to the Company, either on or off the Company's facilities, during the Employment Term shall be disclosed to the Company, shall be exclusive property of the Company and shall be used for the Company's exclusive benefit. This shall apply to all inventions, discoveries, designs, processes and improvements, and Executive shall cooperate fully with the Company in realizing such benefits, including but not limited to obtaining patents, copyrights, confidential treatment or the means of protecting the Company's exclusive rights to such work products.
         Executive recognizes and acknowledges that, during the Employment Term, Executive will also have access to, learn, be provided with and, in some cases, will prepare and create certain confidential and proprietary business information, work products and trade secrets of the Company, included but not limited to client and customer information and lists for the Company, internal organization or business structure of the Company, financial products and services of the Company, and work assignments or capabilities of any employee of the Company (herein collectively called the "Confidential Materials"), all of which are of substantial value to the Company in its business. Executive agrees not to use or cause to be used for Executive's own benefit or for the benefit of any third parties or to disclose to any third party in any manner, directly or indirectly, any of the Confidential Materials without the express prior written consent of the Board, unless such information is in the public domain through no fault of Executive or except when required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order Executive to divulge, disclose or make accessible such information, in which case Executive will inform the Company in writing promptly of such required disclosure, but in any event at least five business days prior to disclosure. All written Confidential Information (including, without limitation, in any computer or other electronic format) which comes into Executive's possession during the course of Executive's employment shall remain the property of the Company. Executive agrees to return to the Company either before or immediately upon the termination of Executive's employment with the Company, any and all Confidential Materials which are in tangible form including electronic or software, and any other documents, equipment and materials of any kind relating in any way to the business of the Company which are or may be in the possession, custody and control of Executive and which are or may be the property of the Company, whether Confidential or not, including any and all copies thereof which may have been made by or for Executive. Except as required in the performance of Executive's duties for the Company, or unless expressly authorized in writing by the Board, Executive shall not remove any written Confidential Information from the Company's premises, except in connection with the performance of Executive's duties for the Company and in a manner consistent with the Company's policies regarding Confidential Information. For the purposes of this Section 2, the term "Company" shall be deemed to include the Company and all Affiliates, as defined in Section 6.1(a), of the Company.
         3.       Non-Competition; Non-Solicitation.
                  (a) During Executive's employment by the Company and for a period of one year after Executive's termination of employment for any reason, Executive will not, except with the prior written consent of the Board, directly or indirectly, own, manage, operate, join, control, finance or participate in the ownership, management, operation, control or financing of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with, or use or permit Executive's name to be used in connection with, any business or enterprise which is engaged in any business that is directly competitive with any business or enterprise in which the
Company is engaged at the time of Executive's termination of employment. Executive acknowledges that the Company operates on a national basis (in the United States) and that this covenant of Executive can not be limited to a service area in which the Company does business.
                  (b) The foregoing restrictions shall not be construed to prohibit the ownership by Executive of less than five percent (5%) of any class of securities of any corporation which is engaged in a competitive business having a class of securities registered pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"), provided that such ownership represents a passive investment and that neither Executive nor any group of persons including
Executive in any way, either directly or indirectly, manages or exercises control of any such corporation, guarantees any of its financial obligations, otherwise takes any part in its business, other than exercising Executive's rights as a shareholder, or seeks to do any of the foregoing.
                  (c) Executive further covenants and agrees that during Executive's employment by the Company and for the period of one year thereafter, Executive will not, directly or indirectly, (i) solicit, divert, take away, or attempt to solicit, divert or take away, any of the Company's customers, or (ii) encourage any customer to reduce its patronage of the Company.
                  (d) Executive further covenants and agrees that during Executive's employment by the Company and for the period of one year thereafter, Executive will not, except with the prior written consent of the Board or the CEO, directly or indirectly, solicit or hire, or encourage the solicitation or hiring of, any person who was a managerial or higher level employee of the Company at any time during the term of Executive's employment by the Company by any employer other than the Company for any position as an employee, independent contractor, consultant or otherwise. The foregoing covenant of Executive shall not apply to any person after 12 months have elapsed subsequent to the date on which such person's employment by the Company has terminated.
                  (e) For the purposes of this Section 3, the term "Company" shall be deemed to include the Company and the Affiliates, as defined in Section 6.1(a), of the Company.
         4.       Equitable Relief.
                  (a) Executive acknowledges and agrees that the restrictions contained in Sections 2 and 3 are reasonable and necessary to protect and preserve the legitimate interests, properties, goodwill and business of the Company, that the Company would not have entered into this Agreement in the absence of such restrictions and that irreparable injury will be suffered by the Company should Executive breach any of the provisions of those Sections. Executive represents and acknowledges that (i) Executive has been advised by the Company to consult Executive's own legal counsel in respect of this Agreement, and (ii) that Executive has had full opportunity, prior to execution of this Agreement, to review thoroughly this Agreement with Executive's counsel.
                  (b) Executive further acknowledges and agrees that a breach of any of the restrictions in Sections 2 and 3 cannot be adequately compensated by monetary damages. Executive agrees that the Company shall be entitled to preliminary and permanent injunctive relief, without the necessity of proving actual damages, as well as an equitable accounting of all earnings, profits and other benefits arising from any violation of Sections 2 or 3 hereof, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event that any of the provisions of Sections 2 or 3 hereof should ever be adjudicated to exceed the time, geographic, service, or other limitations permitted by applicable law in any jurisdiction, it is the intention of the parties that the provision shall be amended to the extent of the maximum time, geographic, service, or other limitations permitted by applicable law, that such amendment shall apply only within the jurisdiction of the court that made such adjudication and that the provision otherwise be enforced to the maximum extent permitted by law.
                  (c) If Executive breaches any of Executive's obligations under Sections 2 or 3 hereof, and such breach constitutes "cause," as defined in
Section 5.3 hereof, or would constitute cause if it had occurred during the Employment Term, the Company shall thereafter remain obligated only for any benefits due in accordance with the terms of any applicable plans and programs of the Company.
                  (d) Executive irrevocably and unconditionally (i) agrees that any suit, action or other legal proceeding arising out of Sections 2 or 3 hereof, including without limitation, any action commenced by the Company for preliminary and permanent injunctive relief and other equitable relief, may be brought in the United States District Court for the District of Delaware, or if such court does not have jurisdiction or will not accept jurisdiction, in any court of general jurisdiction in Wilmington, Delaware, (ii) consents to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding, and (iii) waives any objection which Executive may have to the laying of venue of any such suit, action or proceeding in any such court. Executive also irrevocably and unconditionally consents to the service of any process, pleadings, notices or other papers in a manner permitted by the notice provisions of Section 10 hereof.
                  (e) For the purposes of this Section 4, the term "Company" shall be deemed to include the Company and the Affiliates, as defined in Section 6.1(a), of the Company.
         5. Termination. The Employment Term shall terminate upon the occurrence of any one of the following events:
         5.1. Disability. The Company may terminate the Employment Term if Executive is unable substantially to perform Executive's duties and responsibilities hereunder to the full extent required by the Board by reason of illness, injury or incapacity for six consecutive months, or for more than six months in the aggregate during any period of twelve calendar months; provided, however, that the Company shall continue to pay Executive's Base Salary until the Company acts to terminate the Employment Term. If the Company terminates the Employment Term, Executive shall be entitled to receive (i) any amounts earned, accrued or owing but not yet paid under Section 1 above, (ii) a pro rata portion of any Short-Term or Long-Term Incentive Compensation provided under a program described in Section 1.7 for the portion of the performance period under any such program that Executive participated prior to the end of the Employment Term and (iii) any other benefits in accordance with the terms of any applicable plans and programs of the Company. Otherwise, the Company shall have no further liability or obligation to Executive for compensation under this Agreement. Executive agrees, in the event of a dispute under this Section 5.1, to submit to a physical examination by a licensed physician selected by the Board.
         5.2. Death. The Employment Term shall terminate in the event of Executive's death. In such event, the Company shall pay to Executive's executors, legal representatives or administrators, as applicable, an amount equal to the installment of Executive's Base Salary set forth in Section 1.4 hereof for the month in which Executive dies. In addition, Executive's estate shall be entitled to receive (i) any other amounts earned, accrued or owing but not yet paid under Section 1 above, (ii) a pro rata portion of any Short-Term or Long-Term Incentive Compensation provided under a program described in Section
1.7 for the portion of the performance period under any such program that Executive participated prior to the end of the Employment Term and (iii) any other benefits in accordance with the terms of any applicable plans and programs of the Company. Otherwise, the Company shall have no further liability or obligation under this Agreement to Executive's executors, legal representatives, administrators, heirs or assigns or any other person claiming under or through Executive.
         5.3. Cause. The Company may terminate the Employment Term, at any time, for "cause" upon written notice, in which event all payments under this Agreement shall cease, except for Base Salary to the extent already accrued, but Executive shall remain entitled to any other benefits in accordance with the terms of any applicable plans and programs of the Company. For purposes of this Agreement, Executive's employment may be terminated for "cause" if the Board determines, in the exercise of good faith and reasonable judgment, that any of the following has occurred:
                  (a) Gross negligence or willful misconduct by Executive in the performance of Executive's duties for the Company; or
                  (b) Executive intentionally and materially breached this Agreement, which breach has not been cured within 30 days after written notice of the breach was given by the Board to Executive. For purposes of this
Agreement, an act or omission on the part of Executive shall be deemed "intentional" only if it was not due primarily to an error in judgment or negligence and was done by Executive not in good faith and without reasonable belief that the act or omission was in the best interest of the Company.
         5.4.     Termination Without Cause and Non-Renewal.
                  (a) The Company may remove Executive, at any time, without cause from the position in which Executive is employed hereunder (in such case the Employment Term shall be deemed to have ended) upon not less than 60 days' prior written notice to Executive; provided, however, that, in the event that such notice is given, Executive shall be under no obligation to render any additional services to the Company and, subject to the provisions of Section 3 hereof, shall be allowed to seek other employment. Upon any such removal, Executive shall be entitled to receive, as liquidated damages for the failure of the Company to continue to employ Executive, only the amount due to Executive under the Company's then current severance pay plan for employees. No other payments or benefits shall be due under this Agreement to Executive, but Executive shall be entitled to any other benefits in accordance with the terms of any applicable plans and programs of the Company.
                  (b) Notwithstanding the provisions of Section 5.4(a), in the event that Executive offers to execute, and executes and does not revoke if offered, a written release upon such removal, termination or non-renewal, substantially in the form attached hereto as Annex 1, (the "Release"), of any and all claims against the Company and all related parties with respect to all matters arising out of Executive's employment by the Company (other than any entitlements under the terms of this Agreement or under any other plans or programs of the Company in which Executive participated and under which Executive has accrued a benefit), or the termination thereof, Executive shall be entitled to receive, in lieu of the payment described in Section 5.4(a), which Executive agrees to waive,
                           (i)      as liquidated damages for the failure of the
Company to continue to employ Executive, 12 monthly cash payments, commencing within 30 days after the effective date of the removal or non-renewal, equal to one-twelfth of Executive's Base Compensation, as defined in Section 6.1 below;
                           (ii)     for a period equal to one year following the
end of the Employment Term, Executive and Executive's spouse and dependents shall be eligible for a continuation of those Benefit Coverages, as in effect at the time of such termination or removal, and as the same may be changed from time to time, as if Executive had been continued in employment during said period or to receive cash in lieu of such benefits or premiums, as applicable, where such Benefit Coverages may not be continued (or where such continuation would adversely affect the tax status of the plan pursuant to which the Benefit Coverage is provided) under applicable law or regulations;
                           (iii) any other amounts earned,  accrued or owing but
not yet paid under Section 1 above; (iv) any other benefits in accordance with the terms of any applicable plans and programs of the Company; and
                           (v)    all options to purchase shares of common stock
of the Company previously granted to Executive shall be 100% vested and nonforfeitable and shall be exercisable until the earlier of (a) the last day of the 36th month following the removal, termination or non-renewal or (b) the expiration of the original term of the option.
         5.5. Voluntary Termination. Executive may voluntarily terminate the Employment Term upon 30 days' prior written notice for any reason. In such event, after the effective date of such termination, no further payments shall be due under this Agreement except that Executive shall be entitled to any benefits due in accordance with the terms of any applicable plan and programs of the Company.
         6.       Other Payments and Definitions.
         6.1. Definitions. For all purposes of this Section 6, the following terms shall have the meanings specified in this Section 6.1 unless the context otherwise clearly requires:
                  (a) "Affiliate" shall mean an "affiliate" as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.
                  (b) "Base Compensation" shall mean, for the calendar year immediately preceding Executive's Termination of Employment, Executive's Base Salary and Short-Term Incentive Compensation, as reported for federal income tax purposes on Form W-2 for such calendar year, together with any and all salary reduction authorized amounts under any of the Company's benefit plans or programs for such calendar year. "Base Compensation" shall not include the value of any Long-Term Incentive Compensation, any stock options or any exercise thereunder.
                  (c) "Change of Control" shall mean the happening of any of the following: 1. Prior to any registration of the Company's shares of common stock under Section 12 of the Securities Act of 1933:
                  (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, its Affiliates, or any Company employee benefit plan (including any trustee of such plan acting as trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (ii) the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Voting Securities"); or
                  (ii) Consummation by the Company of a reorganization, merger or consolidation (a "Business Combination"), in each case, with respect to which all or substantially all of the individuals and entities who were the respective beneficial owners of the Outstanding Common Stock and Voting Securities immediately prior to such Business Combination do not, following such Business Combination, beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation, business trust or other entity resulting from or being the surviving entity in such Business Combination in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Voting Securities, as the case may be; or
                  (iii) Consummation of a complete liquidation or dissolution of the Company or sale or other disposition of all or substantially all of the assets of the Company other than to a corporation, business trust or other entity with respect to which, following such sale or disposition, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, is then owned beneficially, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Voting Securities immediately prior to such sale or disposition in substantially the same proportion as their ownership of the Outstanding Common Stock and Voting Securities, as the case may be, immediately prior to such sale or disposition.
     2. After any  registration  of the  Company's  shares of common stock under
Section 12 of the Securities Act of 1933:
                  (i) An event described in 1(i) above but substituting 20% for 50%;
                  (ii)     An event described in 1(ii) or (iii) above; or
                  (iii) Individuals who, as of the beginning of any twenty-four month period, constitute the Board (the "Incumbent Directors") cease for any reason to constitute at least a majority of the Board or cease to be able to exercise the powers of the majority of the Board, provided that any individual becoming a director subsequent to the beginning of such period whose election or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Directors shall be considered as though such individual were a member of the Incumbent Directors, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Board (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act).
                  (d) "Exchange Act" shall mean the Securities Exchange Act of 1934.
                  (e) "Good Reason" shall mean grounds for Executive to institute a Termination of Employment with the Company (1) upon any reduction (from the level in effect on the date of the Change of Control) of Executive's compensation or benefits due hereunder or (2) after a Change of Control, if Executive is transferred, without Executive's written consent, to a location that is more than 50 miles from Executive's principal place of business immediately preceding the Change of Control.
                  (f) "Termination Date" shall mean the date of receipt of a Notice of Termination of this Agreement or any later date specified therein.
                  (g) "Termination of Employment" shall mean the termination of Executive's actual employment relationship with the Company occasioned by the Company's action.
                  (h) "Termination upon a Change of Control" shall mean a Termination of Employment upon or within two years after a Change of Control either (i) initiated by the Company for any reason other than Executive's (w) disability, as defined in Section 5.1 hereof, (x) death, (y) retirement on or after attaining age 65, or (z) "cause," as defined in Section 5.3 hereof, or
(ii) initiated by Executive for Good Reason.
         6.2. Notice of Termination. Any Termination upon a Change of Control shall be communicated by a Notice of Termination to the other party hereto given in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) briefly summarizes the facts and circumstances deemed to provide a basis for a Termination of Employment and the applicable provision hereof, and (iii) if the Termination Date is other than the date of receipt of such notice, specifies the Termination Date (which date shall not be more than 15 days after the giving of such notice).
         6.3.  Payments upon  Termination.  Subject to the provisions of Section
6.6 hereof, in the event of Executive's Termination upon a Change of Control, the Company agrees (a) in the event Executive executes the Release required by
Section 5.4(b), to pay to Executive, in a single cash payment, within thirty days after the Termination Date, (i) Executive's Base Compensation, as defined in Section 6.1(b), and, in addition, all amounts, benefits and Benefit Coverages described in Section 5.4(b)(ii), (iii), (iv), and (v) or (b) in the event Executive fails or refuses to execute the Release required by Section 5.4(b), to pay to Executive, in a single cash payment, within thirty days after the Termination Date, the amount due under Section 5.4(a) above and, in addition, all other amounts and benefits described in Section 5.4(a).
         6.4. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in or rights under any benefit, bonus, incentive or other plan or program provided by the Company and for which Executive may qualify; provided, however, that if Executive becomes entitled to and receives all of the payments provided for in this Agreement, Executive hereby waives Executive's right to receive payments under any severance plan or similar program applicable to all employees of the Company.
         6.5 Shareholder Approval. In the event that a Change of Control occurs prior to any registration of the Company's shares of common stock under Section 12 of the Securities Act of 1933, the Company covenants and agrees that it shall obtain a favorable vote of more than 75% of its stockholders in order to satisfy the requirements of Section 280G(b)(5)(B) of the Internal Revenue Code of 1986, as amended (the "Code"), in order to preclude the limitations of Section 280G and the excise tax of Section 4999 from applying.
         6.6.     Certain Increase in Payments.
After any registration of the Company's shares of common stock under Section 12 of the Securities Act of 1933 or in the event the Company is breaches its obligation under Section 6.5:
                  (a)    Anything   in   this    Agreement   to   the   contrary
notwithstanding, in the event that it shall be determined that any payment or distribution by the Company to or for the benefit of Executive, whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise (the "Payment"), would constitute an "excess parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), Executive shall be paid an additional amount (the "Gross-Up Payment") such that the net amount retained by Executive after deduction of any excise tax imposed under Section 4999 of the Code, and any federal, state and local income and employment tax and excise tax imposed upon the Gross-Up Payment shall be equal to the Payment. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to pay federal income tax and employment taxes at the highest marginal rate of federal income and employment taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of Executive's residence on the Termination Date, net of the maximum reduction in federal income taxes that may be obtained from the deduction of such state and local taxes.
                  (b) All determinations to be made under this Section 6 shall be made by the Company's independent public accountant immediately prior to the Change of Control (the "Accounting Firm"), which firm shall provide its determinations and any supporting calculations both to the Company and Executive within 10 days of the Termination Date. Any such determination by the Accounting Firm shall be binding upon the Company and Executive. Within five days after the Accounting Firm's determination, the Company shall pay (or cause to be paid) or distribute (or cause to be distributed) to or for the benefit of Executive such amounts as are then due to Executive under this Agreement.
                  (c) In the event that upon any audit by the Internal Revenue Service, or by a state or local taxing authority, of the Payment or Gross-Up Payment, a change is finally determined to be required in the amount of taxes paid by Executive, appropriate adjustments shall be made under this Agreement such that the net amount which is payable to Executive after taking into account the provisions of Section 4999 of the Code shall reflect the intent of the parties as expressed in subsection (a) above, in the manner determined by the Accounting Firm.
                  (d) All of the fees and expenses of the Accounting Firm in performing the determinations referred to in subsections (b) and (c) above shall be borne solely by the Company. The Company agrees to indemnify and hold harmless the Accounting Firm of and from any and all claims, damages and expenses resulting from or relating to its determinations pursuant to subsections (b) and (c) above, except for claims, damages or expenses resulting from the gross negligence or willful misconduct of the Accounting Firm.
         7. Survivorship. The respective rights and obligations of the parties under this Agreement shall survive any termination of Executive's employment to the extent necessary to the intended preservation of such rights and obligations.
         8. Mitigation. Executive shall not be required to mitigate the amount of any payment or benefit provided for in this Agreement by seeking other employment or otherwise and there shall be no offset against amounts due Executive under this Agreement on account of any remuneration attributable to any subsequent employment that Executive may obtain.
         9. Arbitration; Expenses. In the event of any dispute under the provisions of this Agreement other than a dispute in which the primary relief sought is an equitable remedy such as an injunction, the parties shall be required to have the dispute, controversy or claim settled by arbitration in the City of Wilmington, Delaware accordance with National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association, before a panel of three arbitrators, two of whom shall be selected by the Company and Executive, respectively, and the third of whom shall be selected by the other two arbitrators. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. If Executive prevails on any material issue which is the subject of such arbitration or lawsuit, the Company shall be responsible for all of the fees of the American Arbitration Association and the arbitrators and any expenses relating to the conduct of the arbitration (including the Company's and Executive's reasonable attorneys' fees and expenses). Otherwise, each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys' fees and expenses) and shall share the fees of the American Arbitration Association.
         10. Notices. All notices and other communications required or permitted under this Agreement or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when hand delivered or mailed by registered or certified mail, as follows (provided that notice of change of address shall be deemed given only when received):
         If to the Company, to:
                  Marcia E. Heister, General Counsel
                  Electronic Payment Services, Inc.
                  1100 Carr Road
                  Wilmington, DE 19809

         With a required copy to:
                  Morgan, Lewis & Bockius
                  2000 One Logan Square
                  Philadelphia, PA  19103-6993
                  Attention:  Robert J. Lichtenstein, Esquire

         If to Executive, to:
                  Ruth Ann Marshall
                  500 Rock Springs Road
                  Atlanta, GA 30324

or to such other names or addresses as the Company or Executive, as the case may be, shall designate by notice to each other person entitled to receive notices in the manner specified in this Section.
         11.      Contents of Agreement; Amendment and Assignment.
                  (a) This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and cannot be changed, modified, extended or terminated except upon written amendment approved by the Board and executed on its behalf by a duly authorized officer and by Executive.
                  (b) All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, executors, administrators, legal representatives, successors and assigns of the parties hereto, except that the duties and responsibilities of Executive under this Agreement are of a personal nature and shall not be assignable or delegatable in whole or in part by Executive. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company, by agreement in form and substance satisfactory to Executive, expressly to assume and agree to perform this Agreement in the same manner and to the extent the Company would be required to perform if no such succession had taken place.
         12. Severability. If any provision of this Agreement or application thereof to anyone or under any circumstances is adjudicated to be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect any other provision or application of this Agreement which can be given effect without the invalid or unenforceable provision or application and shall not invalidate or render unenforceable such provision or application in any other jurisdiction. If any provision is held void, invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.
         13. Remedies Cumulative; No Waiver. No remedy conferred upon a party by this Agreement is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to any other remedy given under this Agreement or now or hereafter existing at law or in equity. No delay or omission by a party in exercising any right, remedy or power under this Agreement or existing at law or in equity shall be construed as a waiver thereof, and any such right, remedy or power may be exercised by such party from time to time and as often as may be deemed expedient or necessary by such party in its sole discretion.
         14. Beneficiaries/References. Executive shall be entitled, to the extent permitted under any applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit payable under this Agreement following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of Executive's incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive's beneficiary, estate or other legal representative.
         15. Miscellaneous. All section headings used in this Agreement are for convenience only. This Agreement may be executed in counterparts, each of which is an original. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.
         16. Withholding. The Company may withhold from any payments under this Agreement all federal, state and local taxes as the Company is required to withhold pursuant to any law or governmental rule or regulation. Executive shall bear all expense of, and be solely responsible for, all federal, state and local taxes due with respect to any payment received under this Agreement.
         17. Governing Law. This Agreement shall be governed by and interpreted under the laws of the state of Delaware without giving effect to any conflict of laws provisions.
         18. Establishment of Trust. The Company has established an irrevocable trust fund pursuant to a trust agreement to hold assets to satisfy any of its obligations under certain employee benefit plans and shall use such trust, in the event of a Change of Control or in the event that a Change of Control is imminent, as defined in that trust, to satisfy its obligations under this Agreement. Funding of such trust fund shall be subject to the terms of the agreement pursuant to which the trust was established.
         19. Prior Agreements. Any prior agreement between the Company and Executive regarding Executive's employment by the Company is superseded by this Agreement and shall be terminated and of no further force or effect.
         IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have executed this Agreement as of the date first above written.

Attest:                                 ELECTRONIC PAYMENT SERVICES, INC.


By:/s/Marcia E. Heister                 By:/s/Richard N. Garman
   ----------------------------------      ----------------------------------
              Secretary                            Richard N. Garman
                                        President and Chief Executive Officer


                                        Accepted:/s/Ruth Ann Marshall
                                                 ----------------------------
                                                 Ruth Ann Marshall